Exhibit 5.2

November 4, 2021

ProQR Therapeutics N.V.

Zernikedreef 9

2333 CK Leiden

The Netherlands

Re:     Securities Being Registered under Registration Statement on Form F-3

We have acted as United States counsel to you in connection with your filing of a Registration Statement on Form F-3 (as amended or supplemented, the “Registration Statement”) filed on November 4, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by ProQR Therapeutics N.V., a public company with limited liability incorporated under the laws of the Netherlands (the “Company”), of up to $300,000,000 of any combination of (i) ordinary shares, nominal value €0.04 per share (“Ordinary Shares”), of the Company, (ii) warrants to purchase Ordinary Shares or Units (as defined below) (“Warrants”) or (iii) units comprised of Ordinary Shares, Warrants and other securities in any combination (“Units”). The Ordinary Shares, Warrants and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the law of New York.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Warrants and Units, and the warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued Ordinary Shares together with the total number of shares of such share capital issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized Ordinary Shares under the Company’s articles of incorporation as then in effect (the “Charter”).

ProQR Therapeutics N.V.

November 4, 2021

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization; and

•	with respect to Warrants or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.                  Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

2.                  Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP